                                           INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF COMPUSVEN, INC.:

Independent Auditors' Report                                                                             F-1

Balance Sheets as of June 30, 2004 and 2003                                                              F-2

Statements of Income for the Years Ended June 30, 2004 and 2003                                          F-3

Statement of Changes in Stockholder's Deficit for the Years Ended June 30, 2004 and 2003                 F-4

Statements of Cash Flows for the Years Ended June 30, 2004 and 2003                                      F-5

Notes to Financial Statements                                                                            F-6

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
CompuSven, Inc.
Naples, Florida

We have audited the accompanying balance sheets of CompuSven, Inc. as of June
30, 2004 and 2003, and the related statements of income, changes in stockholder's deficit, and cash flows for the twelve months ended June 30, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CompuSven, Inc. as of June 30,
2004 and 2003, and the results of operations, changes in stockholder's deficit and its cash flows for the twelve months ended June 30, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of
America.

L J SOLDINGER ASSOCIATES, LLC

Deer Park, Illinois
September 27, 2004

                                 COMPUSVEN, INC.
                                 Balance Sheets
                             June 30, 2004 and 2003

                                 ASSETS                                               2004               2003
                                 ------                                            ----------         ----------
Current assets
   Cash                                                                            $   6,207          $   18,754
   Accounts receivable
       (net of allowance for doubtful accounts of $1,750)                             99,815             146,803
   Prepaid expenses                                                                    2,525               5,254
                                                                                  ----------          ----------

Total current assets                                                                 108,547             170,811

Property and equipment, net                                                           14,293              19,938

Deposits                                                                               3,500               3,500
                                                                                  ----------          ----------
                                                                                   $ 126,340          $  194,249
                                                                                  ==========          ==========

                                     LIABILITIES AND STOCKHOLDERS' DEFICIT
                                     -------------------------------------
Current liabilities
    Advance payable                                                                $   22,000         $        -
    Credit cards payable                                                              152,938            164,850
    Accounts payable - related party                                                   40,074             40,613
    Accounts payable and accrued expenses                                              66,752             22,836
    Deferred revenues                                                                 164,616            245,842
                                                                                   ----------         ----------

Total current liabilities                                                             446,380            474,141

Deferred Revenues                                                                       6,519              7,755
                                                                                   ----------         ----------

Total liabilities                                                                     452,899            481,896
                                                                                   ----------         ----------

Stockholders' deficit
   Common stock, $1 par value; authorized 10,000 shares; 100
       shares issued and outstanding as of June30, 2004 and 2003.                         100                100
   Accumulated deficit                                                               (326,659)          (287,747)
                                                                                   ----------         ----------

Total Stockholders' Deficit                                                          (326,559)          (287,647)
                                                                                   ----------         ----------

                                                                                   $  126,340         $  194,249
                                                                                   ==========         ==========

                                The accompanying notes are an integral part of the
                                              financial statements.

                                                       F-2

                                 COMPUSVEN, INC.
                              Statements of Income

                                                                              Years Ended June 30,
                                                                       ------------------------------------
                                                                              2004              2003
                                                                       -----------------   ----------------

Revenues                                                                    $ 1,038,409       $1,108,620

Expenses
    Depreciation and amortization expense                                         9,138           12,885
    Sales expense - related party                                               211,052          263,244
    Programming expense                                                         102,020          135,000
    Telecommunication expense                                                    38,060           38,740
    Payroll expense                                                             208,551          253,115
    Insurance                                                                    29,097           92,047
    General and Administrative expenses                                          34,239           46,400
    Rent expense                                                                 68,328           65,897
                                                                             ----------        ---------
Total expenses                                                                  700,485          907,328
                                                                             ----------        ---------
Income from Operations                                                          337,924          201,292
                                                                             ----------        ---------

Other income (expense)
    Miscellaneous Income (expense)                                               (4,339)          (6,667)
    Interest expense                                                             26,134           29,115
                                                                             ----------        ---------
Total other expense (income)                                                     21,795           22,448
                                                                             ----------        ---------
Net income before taxes                                                         316,129          178,844
Income taxes                                                                          -                -
                                                                             ----------        ---------

Net Income                                                                   $  316,129        $ 178,844
                                                                             ==========        =========

                            The accompanying notes are an integral part of the
                                           financial statements.

                                                    F-3

                                                  COMPUSVEN, INC.
                                    Statement of Changes in Stockholder's Deficit

                                      Common Stock            Additional                       Total
                                ----------------------------    Paid-in     Accumulated    Stockholder's
                                 Shares          Amount         Capital      (Deficit)        Deficit
                                ------------  -------------- ------------  ------------    --------------

Balance at June 30, 2002              100         $   100        $    -      $ (257,551)     $  (257,451)

Net Income                                                                      178,844          178,844

Distributions                                                                  (209,040)        (209,040)
                                   ------         -------        -------     ----------       ----------

Balance at June 30, 2003              100             100              -       (287,747)        (287,647)

Net Income                                                                      316,129          316,129

Distributions                                                                  (355,041)        (355,041)
                                   ------         -------        -------     ----------       ----------

Balance at June 30, 2004              100         $   100        $     -     $ (326,659)     $  (326,559)
                                   ======         =======        =======     ==========      ===========

               The accompanying notes are an integral part of the
                              financial statements.

                                       F-4

                                 COMPUSVEN, INC.
                            Statements of Cash Flows

                                                                             Years Ended June 30,
                                                                     -------------------------------------
                                                                           2004               2003
                                                                     -----------------  ------------------
 Cash flows from operating activities
     Net Income                                                          $  316,129          $  178,844
     Adjustments to reconcile net income to net cash
        provided by (used in) operating activities
     Depreciation                                                             9,138              12,885
     Decrease in accounts receivable                                         46,988             121,729
     Decrease (Increase) in prepaid expenses                                  2,729              (5,254)
     Decrease in accounts payable - related party                              (539)            (29,283)
     (Decrease) Increase in accounts payable                                 43,916              (2,591)
     (Decrease) Increase in deferred revenues                               (82,462)             75,391
                                                                         ----------           ---------

 Net cash provided by operating activities                                  335,899             351,721
                                                                         ----------           ---------

 Cash flows used in investing activities
     Purchase of property and equipment                                      (3,493)               (134)
                                                                         ----------           ---------

 Net cash used in investing activities                                       (3,493)               (134)
                                                                         ----------           ---------

 Cash flows provided by (used in) financing activities
     Repayment of shareholder advances                                            -              41,760
     Proceeds from advances                                                  22,000                   -
     Principal payments on credit cards                                     (11,912)            (16,890)
     Repayments on line of credit                                                 -             (32,741)
     Distributions                                                         (355,041)           (344,184)
                                                                         ----------           ---------

 Net cash used in financing activities                                     (344,953)           (352,055)
                                                                         ----------           ---------

 Net increase (decrease) in cash                                            (12,547)               (468)

 Cash and cash equivalents, beginning of year                                18,754              19,222
                                                                         ----------           ---------

 Cash and cash equivalents, end of year                                  $    6,207          $   18,754
                                                                         ==========          ==========

                     The accompanying notes are an integral
                        part of the financial statements.

                                       F-5

                                 COMPUSVEN, INC.
              Notes to Condensed Consolidated Financial Statements

NOTE 1 - DESCRIPTION OF BUSINESS

Nature of Operations

CompuSven, Inc. ("the Company") is engaged in the development and selling of
"E-Mail Shuttle", a migration software specifically designed to migrate, upgrade and provide coexistence and synchronization of data for its customers' e-mail data. The Company also provides product support or maintenance for its software and consulting services for the installation of its product.

History

The Company was formed on March 28, 1995 in the state of Florida. On July 14,
2004, the Company's sole shareholder and Stellar Technologies, Inc., a public company whose stock is quoted on the OTC Bulletin Board, consummated a stock purchase agreement, whereby Stellar Technologies, Inc. purchased 100% of the issued and outstanding common stock from the sole shareholder (see Note 12). As of that date, the Company became a wholly owned subsidiary of Stellar
Technologies, Inc.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the
United States of America ("US GAAP").

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from these estimates.

Federal Income Taxes

The Company has elected under the Internal Revenue Code to be taxed as an S corporation. Under federal and state regulations, the shareholder of an S corporation is taxed on the Company's taxable income. Therefore, no provision or liability for federal and state income taxes has been included in these financial statements.

Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions. To mitigate this risk, the Company places its cash deposits only with high credit quality institutions. At various times during the year, the Company may exceed the federally insured limits. Management believes the risk of loss is minimal.

The Company provides credit in the normal course of business and performs ongoing credit evaluations of its customers while maintaining a provision for potential credit losses which, when realized, have been within the range of management's expectations.

Fair Value of Financial Instruments

The carrying amounts reflected in the balance sheet for cash and equivalents, short-term receivables and short-term payables approximate their fair value due to the short maturity of the instruments.

                                       F-6

                                 COMPUSVEN, INC.
              Notes to Condensed Consolidated Financial Statements

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In January 2003, the FASB issued Financial Interpretation No. 46, "Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51" ("FIN 46" or
"Interpretation"). FIN 46 is an interpretation of Accounting Research Bulletin
51, "Consolidated Financial Statements," and addresses consolidation by business enterprises of variable interest entities ("VIEs"). The primary objective of the
Interpretation is to provide guidance on the identification of, and financial reporting for, entities over which control is achieved through means other than voting rights; such entities are known as VIEs. The Interpretation requires an enterprise to consolidate a VIE if that enterprise has a variable interest that will absorb a majority of the entity's expected losses if they occur, receive a majority of the entity's expected residual returns if they occur or both. An enterprise is required to consider the rights and obligations conveyed by its variable interests in making this determination. On October 9, 2003, the FASB issued Staff Position No. 46-6 which deferred the effective date for applying the provisions of FIN 46 for interests held by public entities in variable interest entities or potential variable interest entities created before
February 1, 2003. On December 24, 2003, the FASB issued a revision to FIN 46.
Under the revised interpretation, the effective date was delayed to periods ending after March 15, 2004 for all variable interest entities, other than SPEs.
The adoption of FIN 46 is not expected to have an impact on the Company's financial condition, results of operations or cash flows.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement No. 133 on
Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and
Hedging Activities. The adoption of SFAS No. 149 did not have a material impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial
Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for classification and measurement by an issuer of certain financial instruments with characteristics of both liabilities and equity. The statement requires that an issuer classify a financial instrument that is within its scope as a liability (or asset in some circumstances). Many of those instruments were previously classified as equity. This Statement also addresses questions about the classification of certain financial instruments that embody obligations to issue equity shares. The adoption of the effective provisions of
SFAS No. 150 did not have a material impact on the Company's results of operations or financial position.

On December 17, 2003, the Staff of the Securities and Exchange Commission
("SEC") issued Staff Accounting Bulletin No. 104 ("SAB 104"), Revenue
Recognition, which supersedes Staff Accounting Bulletin No. 101, Revenue
Recognition in Financial Statements ("SAB 101"). SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple-element revenue arrangements that was superseded as a result of the issuance of EITF
00-21, Accounting for Revenue Arrangements with Multiple Deliverables.
Additionally, SAB 104 rescinds the SEC's related Revenue Recognition in
Financial Statements Frequently Asked Questions and Answers issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of
SAB 104, which was effective upon issuance. The adoption of SAB 104 did not have a material effect on the Company's financial position or results of operations.

                                       F-7

                                 COMPUSVEN, INC.
              Notes to Condensed Consolidated Financial Statements

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Revenue from the sale of migration software is recognized at the time the software is released to the customer, revenue for consulting services is recognized as the service is performed, and revenue for product support or maintenance is recognized ratably over the life of the support or maintenance agreement. Accounts receivable represent the balances due from customers for products released and consulting services preformed as well as the full value of any support or maintenance agreements. As a result of billing support or maintenance agreements in advance of services preformed, the Company has established a deferred income account representing amounts billed but not earned. In addition, the Company receives payments from customers for maintenance and support in advance of performing those services. These amounts are also included in deferred revenue. Management estimates that such deferred revenues are fully collectible. Bad debts are charged to operations in the year in which the account is determined to be uncollectible.

Property and Equipment

Property and equipment is recorded at cost, less accumulated depreciation and is depreciated using the straight-line method over their estimated useful life of the asset, which range from three to ten years.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30:

                                                              Useful Life             2004                 2003
                                                            -----------------      ----------           ---------
          Software                                            3-10 years            $  90,926           $  87,433
          Furniture, Fixtures and Equipment                   5-10 years               18,340              18,340
                                                                                   ----------           ---------
                                                                                      109,266             105,773
          Less: Accumulated Depreciation                                              (94,973)            (85,835)
                                                                                   ----------           ---------
                                                                                    $  14,293           $  19,938
                                                                                    =========           =========

Deprecation expense amounted to $9,138 and $12,885 for the years ended June 30,
2004 and 2003, respectively.

NOTE 4 - INCOME TAXES

In accordance with federal income tax regulations, no federal or state tax liabilities have been recorded. The Company has elected to be an S corporation under the Internal Revenue Code and the shareholder of the Company is taxed on the Company's taxable income.

NOTE 5 - DEFERRED REVENUES

Deferred revenues represent payments from customers and for amounts billed to customers for product support or maintenance services prior to the Company's requirement to perform the related support or maintenance service. At June 30,
2004 and 2003, the deferred revenue balance was $171,135 and $234,628, respectively.

                                       F-8

                                 COMPUSVEN, INC.
              Notes to Condensed Consolidated Financial Statements

NOTE 6 - OPERATING LEASES

The Company has a lease commitment for its office space that commenced July 1,
2001 and runs for a period of 5 years. The monthly lease commitment for the base rate started at $3,565 in the first year and gradually increases to $4,271 for the last or fifth year.

The lease has an option to terminate clause exercisable by the Company at two different dates upon 90 days prior notice which requires a premium payment equal to two months base rent, CAM and sales tax charges. The first option to terminate was June 30, 2004. The Company did not exercise this option. The second option to terminate is on June 30, 2005.

NOTE 7 - SEGMENT REPORTING

Management Policy in Identifying Reportable Segments

In 2004 and 2003, the Company had one reportable segment: email migration including related product or maintenance support and consulting services associated with the installation of the product.

NOTE 8 - CREDIT CARDS PAYABLE

Credit cards payable consists of various consumer credit cards. The Company is making minimum monthly payments on these accounts. All credit card debt is considered short-term.

Interest expense of $26,134 and $29,115 was charged to operations for the twelve months ended June 30, 2004 and 2003, respectively.

The sole shareholder has guaranteed the credit card liabilities.

NOTE 9 - SHORT-TERM ADVANCE

On June 29, 2004, Stellar Technologies, Inc. advanced CompuSven, Inc. $22,000.00 for working capital purposes. This advance was non-interesting bearing provided that the purchase agreement between Stellar Technologies, Inc. and CompuSven,
Inc. was completed by July 31, 2004. If the purchase agreement was not completed by July 31, 2004, CompuSven, Inc. would repay the advance plus interest at the rate of 1% per month no later than September 30, 2004.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company had an agreement with Email Technologies, Inc. ("Email") whereby
Email performed the selling, invoicing, and collection functions associated with all of the products of the Company. Email collected a fee based on a percentage determined by prior revenue. This fee was payable upon collection of the invoice. Also included in the agreement was a provision which granted Email the right to receive 15% of the purchase price of the Company should it or the majority stockholder enter into an agreement to sell a controlling interest in the Company. Upon the purchase of the Company by Stellar Technologies, Inc., the agreement with Email was terminated, and the shareholder of Email signed an employment and confidentiality agreement with Stellar Technologies, Inc. (see
Note 12).

The owner of Email is an officer of the Company.

                                       F-9

                                 COMPUSVEN, INC.
              Notes to Condensed Consolidated Financial Statements

NOTE 11 - RELATED PARTY TRANSACTIONS

On December 13, 2002, the Company paid off an outstanding balance of $135,144 on a line of credit with the First National Bank of Naples. The payment was made by the Company's shareholder using his personal funds and consequently was recorded as an offset against the shareholder's distribution account by the amount of
$135,144.

NOTE 12 - SUBSEQUENT EVENTS

On July 14, 2004, Stellar Technologies, Inc. purchased 100% of the common stock of Company, subject to the terms and conditions of the Purchase Agreement signed on that date. The purchase price of the common stock was $889,985 in cash plus a number of shares of common stock equivalent to $150,000 as determined by the closing price of the common stock of Stellar Technologies, Inc. as of the date immediately preceding the closing. The purchase price was paid in the following manner: cash of $773,900 and 36,850 shares of Stellar Technologies, Inc. common stock to the sole stockholder, cash of $95,479 and 6,503 shares of Stellar
Technologies, Inc. common stock to E-Mail and $20,606 was held in reserve until
E-Mail completed collection of outstanding accounts receivable invoices of the
Company. In connection with the closing, the selling shareholder of the Company and other key employees signed employment and confidentiality agreements with
Stellar Technologies, Inc., the sales agreement between the Company and E-Mail was terminated and the sole shareholder of Email signed an employment and confidentiality agreement with Stellar Technologies, Inc.

                                      F-10